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                                                                   EXHIBIT 10.40


                        MCM GROUP, INC. STOCK OPTION PLAN


                              SECTION 1.  PURPOSE

                  The purpose of this MCM Group, Inc. Stock Option Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and to increase materially stockholder value by (A) motivating superior performance by participants in the Plan, (B) providing participants in the Plan with an ownership interest in the Company and (C) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                            SECTION 2.  DEFINITIONS

                  2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliate" means an entity controlling, controlled by or under common control with the Company.

                  (b)  "Alternative Option" has the meaning given in
         Section 8.2.

                  (c) "Applicable Share Valuation" means the annual valuation of the Common Stock performed by an independent valuation firm chosen by the Board as of the last day of the last fiscal year of the Company ending prior to the Determination Date, except that, in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of the Company beginning with the fourth quarter of the 1996 fiscal year of the Company, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed by an independent valuation firm chosen by the Board as of the last day of such fourth fiscal quarter.

                  (d)  "Board" means the Board of Directors of the Company.

                  (e) "C&D Fund" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor
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         investment vehicle managed by Clayton, Dubilier & Rice, Inc.

                  (f) "Cause" means (I) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the executive to which the Participant reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Participant has not substantially performed his duties, (II) the Participant's engaging in willful and serious misconduct that is or is expected to be injurious to the Company or any Subsidiary, (III) the Participant's having been convicted of, or entered a plea of guilty or NOLO CONTENDERE to, a crime that constitutes a felony, (IV) the willful and material breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company, any Subsidiary or any Affiliate or not to compete or interfere with the Company, any Subsidiary or any Affiliate or with respect to any take-along or similar covenants applicable to any Common Stock of the Participant or (V) any violation by the Participant of any federal, state or foreign securities laws; PROVIDED that in the event that the Participant is employed by the Company or a Subsidiary under an effective employment agreement on the date of determination and such employment agreement shall contain a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

                  (g) "Change of Control" means the first to occur of the following events after the Effective Date:

                        (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or the C&D Fund, of 50% or more of the combined voting power of the Company's then outstanding voting securities;


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                       (ii)  the merger or consolidation of the Company, as a
                  result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                      (iii)  the liquidation or dissolution of the Company; and

                       (iv) the sale of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, Affiliates.

                  (h) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

                  (i) "Common Stock" means the Class C Common Stock, par value $.01 per share, of the Company.

                  (j) "Company" means MCM Group, Inc., a Delaware corporation, and any successor thereto.

                  (k) "Determination Date" means the date as of which the Fair Market Value of the Common Stock is to be determined pursuant to the applicable Option Agreement, generally the effective date of a Participant's termination of employment for any reason.

                  (l) "EBITDA", for any period, shall mean the consolidated net income of the Company and the Subsidiaries, determined prior to any reduction for interest expense, taxes, depreciation or amortization, unless provided otherwise in the Option Agreement evidencing an Option granted hereunder.

                  (m) "Effective Date" means the effective date of the Spin-off.

                  (n) "Employee" means any executive, senior officer or other key employee of the Company or any Subsidiary.


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                  (o)  "Fair Market Value" means, as of any Determination Date, the fair market value on such date per share of Common Stock as determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration for such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and the Applicable Share Valuation. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in the Company.

                  (p) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

                  (q) "Involuntary Termination" means termination of the Participant's employment by the New Employer for any reason.

                  (r) "Maximum EBITDA Target" means, with respect to Performance Options granted under the Plan, the cumulative EBITDA that the Company and the Subsidiaries must achieve during the period specified in the Option Agreement evidencing such Performance Options for 100% of such Performance Options to become exercisable as of the applicable Target Date.

                  (s) "Minimum EBITDA Target" means, with respect to Performance Options granted under the Plan, the minimum cumulative EBITDA that the Company and the Subsidiaries must achieve during the period specified in the Option Agreement evidencing such Performance Options for any portion of such Performance Options to become exercisable as of the applicable Target Date.

                  (t) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.


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                  (u)  "Option" means the right granted pursuant to the Plan to purchase one share of Common Stock at a price determined in accordance with Section 6.2 and on terms and conditions established in accordance with Section 6.3.

                  (v) "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

                  (w) "Participant" means any Employee designated by the Board to participate in the Plan.

                  (x) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

                  (y) "Performance Option" means an Option granted pursuant to the Plan which becomes exercisable in accordance with the provisions of
         Section 6.3(b) based upon the financial performance of the Company and the Subsidiaries.

                  (z) "Plan" means this MCM Group, Inc. Stock Option Plan, as the same may be amended from time to time.

                  (aa) "Public Offering" means the first day as of which sales of Class A common stock of the Company are made to the public in the United States pursuant to an underwritten public offering of the Class A Common Stock of the Company led by one or more underwriters, at least one of which is of nationally recognized standing.

                  (bb) "Retirement" means a Participant's retirement at or after age 60 or such other age as may be specified in the applicable Option Agreement.


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                  (cc)  "Service Option" means an Option granted pursuant to the
         Plan which becomes exercisable in accordance with the provisions of
         Section 6.3(a) based upon a Participant's completion of service with the Company and the Subsidiaries.

                  (dd) "Spin-off" means the distribution by VK/AC Holding, Inc. of 100% of the outstanding Class A common stock of the Company to the holders of record of the common stock of VK/AC Holding, Inc. at the close of business on the Effective Date.

                  (ee)  "Special Termination" has the meaning given in
         Section 7.1.

                  (ff) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

                  (gg) "Target Date" means, with respect to Performance Options granted under the Plan, the date specified in the Option Agreement evidencing such Performance Options as of which the cumulative EBITDA achieved by the Company and the Subsidiaries since the Grant Date of such Performance Options (or such other date as may be specified by the Board) is to be determined for purposes of determining the portion, if any, of such Performance Options that will become exercisable as of such date.

                  2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                   SECTION 3.  ELIGIBILITY AND PARTICIPATION

                  Participants in the Plan shall be those Employees selected by the Board to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.


                        SECTION 4.  POWERS OF THE BOARD


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                  4.1.  POWER TO GRANT. The Board shall determine the
Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants, PROVIDED that nothing in the Plan shall limit the right of members of the Board who are Employees to receive awards hereunder.

                  4.2. ADMINISTRATION. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                  4.3. DELEGATION BY THE BOARD. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

                      SECTION 5.  OPTIONS SUBJECT TO PLAN

                  5.1. NUMBER. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of shares of Common Stock subject to Options) granted under the Plan may not exceed 49,000. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

                  5.2. CANCELLED, TERMINATED OR FORFEITED OPTIONS. Any Option (and the share of Common Stock subject to such Option) which for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the


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Plan to the extent so canceled, terminated or otherwise forfeited.

                  5.3. ADJUSTMENT IN CAPITALIZATION. The number and class of Options (and the number of shares of Common Stock available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of shares of Common Stock subject to outstanding Options), may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.


                          SECTION 6.  TERMS OF OPTIONS

                  6.1. GRANT OF OPTIONS. Options may be granted to Participants at such time or times upon or following the Effective Date as shall be determined by the Board. The Board may provide that different terms apply to Options granted to a Participant on the same Grant Date. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board at the Grant Date, such Option Agreement shall also state that the holder thereof is entitled to the benefits of and bound by the obligations set forth in the Registration and Participation Agreement, dated as of the Effective Date, among the Company and certain stockholders of the Company (as the same may be amended, waived, modified or supplemented from time to time), to the extent set forth therein. Such Option Agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

                  6.2. EXERCISE PRICE. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Board but shall not be less than the Fair Market Value on the Grant Date.

                  6.3. EXERCISE OF OPTIONS. (a) SERVICE OPTIONS. Unless otherwise determined by the Board at the Grant


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         Date and provided in the Option Agreement evidencing the Options granted hereunder, 20% of any Service Options granted to a Participant at any time shall become exercisable on each of the first five anniversaries of the Grant Date of such Service Options, subject in each such case to the Participant's continued employment with the Company or a Subsidiary until such anniversary date; PROVIDED that 100% of such Service Options shall become exercisable to the extent provided in Section 8.1.

                  (b) PERFORMANCE OPTIONS. Unless otherwise determined by the Board at the Grant Date and provided in the Option Agreement evidencing the Options granted hereunder, subject to Sections 8.1 and 9, (i) no portion of any Performance Options shall become exercisable unless, as of the Target Date, the Company and the Subsidiaries shall have achieved the Minimum EBITDA Target specified in the Option Agreement evidencing such Performance Options, (ii) 100% of any Performance Options shall become exercisable if, as of the Target Date, the Company and the Subsidiaries shall have achieved the Maximum EBITDA Target specified in the Option Agreement and (iii) a proportionate share of Performance Options shall become exercisable if, as of the Target Date, the cumulative EBITDA achieved by the Company and the Subsidiaries for the period of determination exceeds the Minimum EBITDA Target but does not exceed the Maximum EBITDA Target, provided, in each such case, that the Participant is in the continuous employment of the Company or one of the Subsidiaries from the Grant Date to the applicable Target Date. Notwithstanding the foregoing provisions of this paragraph (b), subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Performance Options shall become exercisable in full nine years following the Grant Date, regardless of whether the applicable EBITDA target was achieved as of the applicable Target Date.

                  (c) CONDITIONS. Notwithstanding any other provision herein, the Board may accelerate the exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Participant will exercise any Option, the Company and such Participant shall enter into a Management Stock Subscription Agreement substantially in the form attached hereto as Exhibit B. Notwithstanding any other provision of the


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         Plan, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Grant Date of such Option.

                  6.4. PAYMENT. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Board in its sole discretion at or after the Grant Date, the exercise price of any Options exercised after there has been a Public Offering may be paid in full or in part in the form of shares of common stock of the Company already owned by the Participant, based on the Fair Market Value of such common stock on the date of exercise. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the Shares of Common Stock acquired upon the exercise thereof.


                     SECTION 7.  TERMINATION OF EMPLOYMENT

                  7.1. SPECIAL TERMINATION. (a) Unless otherwise provided in the Option Agreement evidencing the Options granted hereunder or otherwise determined by the Board at or after the Grant Date, in the event that a Participant's active employment with the Company and the Subsidiaries terminates by reason of the Participant's death, Permanent Disability or Retirement (each a "Special Termination") then (i) any Options held by the Participant that are then exercisable and (ii) in the case of any Performance Options then held by the Participant that have not yet become exercisable in accordance with Section 6.3(b) and with respect to which the Target Date has not yet occurred, a proportionate share of such Performance Options, determined as provided in Section 7.1(b) below, shall remain or, in the case of any such Performance Options, become exercisable solely until the first to occur of (x) the first anniversary of the Participant's termination of employment or (y) the expiration of the term of the Option. Any Options held by the Participant that are not exercisable at the date of the Special Termination shall terminate and be cancelled immediately upon such Special Termination, and any Options described in the preceding sentence that are


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         not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

                  (b) For purposes of Section 7.1(a), the proportionate share of Performance Options that shall become exercisable as of the date of a Participant's Special Termination shall be equal to the quotient obtained by multiplying (i) all such Performance Options by (ii) the percentage obtained by dividing (A) the cumulative EBITDA in excess of the Minimum EBITDA Target achieved by the Company and the Subsidiaries during the period from the Grant Date (or such other date specified in the applicable Option Agreement) to the last day of the calendar quarter ending prior to the date of the Participant's Special Termination for which the applicable financial information is available, by (B) the Maximum EBITDA Target specified in the Option Agreement evidencing the grant of such Performance Options.

                  7.2. TERMINATION FOR CAUSE. Unless otherwise determined by the Board at or after the Grant Date, in the event that a Participant's employment with the Company and the Subsidiaries is terminated for Cause, any Options held by such Participant (whether or not then exercisable) shall terminate and be cancelled immediately upon such termination of employment.

                  7.3. OTHER TERMINATION OF EMPLOYMENT. Unless otherwise provided in the Option Agreement or otherwise determined by the Board at or after the Grant Date, in the event that a Participant's employment with the Company and the Subsidiaries terminates for any reason other than (i) a Special Termination or (ii) for Cause, any Options held by such Participant that are exercisable as of the date of such termination shall remain exercisable for a period of 60 days (or, if shorter, during the remaining term of the Options). Any Options held by the Participant that are not exercisable at the date of the Participant's termination of employment shall terminate and be cancelled immediately upon such termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

                  7.4. CERTAIN RIGHTS UPON TERMINATION OF EMPLOYMENT PRIOR TO PUBLIC OFFERING. Unless otherwise determined by the Board at the Grant Date, the Board shall


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provide in each Option Agreement governing Options granted hereunder that the
Company and the C&D Fund shall have successive rights to purchase any exercisable Options from the Participant upon any termination of his employment prior to a Public Offering for a purchase price per Option equal to the excess, if any, of (x) the Fair Market Value on the date of termination over (y) the exercise price per share of Common Stock pursuant to such Options, and upon such additional terms and conditions as are set forth in the Option Agreement evidencing such Options. If the rights of the Company and the C&D Fund to purchase all of the exercisable Options are not fully exercised, other than as a result of the inability of the Company to complete a purchase due to restrictions under Delaware law or any applicable financing arrangement of the Company or the Subsidiaries, the Participant (or the Participant's estate) shall be entitled to retain any exercisable Options not so purchased, subject to all of the provisions of the Plan and the Option Agreement evidencing the Options.


                         SECTION 8.  CHANGE IN CONTROL

                  8.1. ACCELERATED EXERCISABILITY AND PAYMENT. (a) Unless the Board shall otherwise determine in the manner set forth in Section 8.2, in the event of a Change in Control, each Service Option (whether or not then exercisable) and a proportionate share of the Performance Options, determined as provided in Section 8.1(b) below, shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option. All remaining Performance Options shall be cancelled and forfeited as of the closing date of the transaction constituting the Change in Control.

                  (b) For purposes of Section 8.1(a), the proportionate share of Performance Options that shall be canceled in exchange for the payment described in Section 8.1(a) shall be equal to the quotient obtained by multiplying (i) all such Performance Options by (ii) the percentage obtained by dividing (A) the cumulative EBITDA in excess of the Minimum EBITDA Target achieved by the Company and the Subsidiaries during the period from the Grant Date (or such other date specified in the applicable Option Agreement) to the last day of the calendar quarter ending prior to the date of the consummation of the transaction constituting the Change


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         in Control for which the applicable financial information is available, by (B) the Maximum EBITDA Target specified in the Option Agreement evidencing the grant of such Performance Options.

                  8.2. ALTERNATIVE OPTIONS. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, PROVIDED that any such Alternative Option must:

                  (a) provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment;

                  (b) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

                  (c) have terms and conditions which provide that in the event that such Participant suffers an Involuntary Termination within two years following a Change in Control:

                         (i) any conditions on such Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

                        (ii) such Participant shall have the right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the common stock subject to the Alternative Option over the price, if any, that such Participant would be required to pay to exercise such Alternative Option.


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                  8.3    CERTAIN TAKE-ALONG RIGHTS PRIOR TO A PUBLIC OFFERING.
Unless otherwise determined by the Board at the time of grant, the Board shall provide in each Subscription Agreement evidencing Common Stock purchased upon the exercise of Options granted hereunder that, upon certain transactions described therein, the Participant will be required to sell such shares of Common Stock then owned by him, for a cash payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such Subscription Agreement.


                    SECTION 9.  AMENDMENT, MODIFICATION AND
                             TERMINATION OF THE PLAN

                  The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.


                     SECTION 10.  MISCELLANEOUS PROVISIONS

                  10.1. NONTRANSFERABILITY OF AWARDS. No Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and provided that the deceased Participant's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan (including the purchase rights described in Section 7.4 and the take-along rights described in Section 8.3) and the Option Agreement covering such Options as if such beneficiary or estate were the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his life-time by such Participant only. Following a Participant's death, all rights with respect to Options that were exercisable at the time of such Participant's death and have not terminated shall be exercised by his designated beneficiary or by his estate.


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                  10.2.  BENEFICIARY DESIGNATION. Each Participant under the
Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

                  10.3. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

                  10.4. TAX WITHHOLDING. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan or any share of Common Stock purchased upon the exercise of any such Option.

                  10.5. INDEMNIFICATION. Each person who is or shall have been a member of the Board or any committee of the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, PROVIDED that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

                  10.6. NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

                  10.7. REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

                  10.8. FREEDOM OF ACTION. Subject to Section 9, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

                  10.9. TERM OF PLAN. Subject to the consummation of the Spin-off, the Plan shall be effective as of the Effective Date. The Plan shall thereafter continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

                  10.10. NO VOTING RIGHTS. Except as otherwise required by law, no Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

                  10.11. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

                                                                       EXHIBIT A



                   [Form of Management Stock Option Agreement]




                    See Exhibit A as filed with Exhibit 10.39

                                                                       EXHIBIT B


                [Form of Management Stock Subscription Agreement]


                   See Exhibit B as filed with Exhibit 10.39